Exhibit 10.10(j)

AMENDMENT NUMBER FOURTEEN

to the

Warehouse Loan and Security Agreement

Dated as of February 10, 2000

as Amended and Restated to and including March 21, 2002

among

AAMES CAPITAL CORPORATION

AAMES INVESTMENT CORPORATION

and

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER FOURTEEN is made this 26th day of October, 2004, among AAMES CAPITAL CORPORATION, AAMES FUNDING CORPORATION and AAMES INVESTMENT CORPORATION, each having an address at 350 South Grand Avenue, Los Angeles, California 90071 (each, a “Borrower” and collectively, “the Borrowers”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 as amended and restated to and including March 21, 2002, by and between the Borrowers and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrowers have requested that the Lender agree to amend the Agreement to remove Aames Investment Corporation as a borrower under the Agreement and to add Aames Funding Corporation as a borrower under the Agreement as set forth herein, to substitute Aames Investment Corporation for Aames Financial Corporation as the Guarantor to the Agreement and extend the Termination Date thereunder to November 30, 2004;

WHEREAS, as of the date of this Amendment, the Borrowers (including Aames Funding Corporation) represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and are not in default under the Agreement; and

WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 1 of the Agreement is hereby amended by deleting the definition to “Affiliate” and replacing it with the following:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, excluding any Person which would otherwise meet the definition of Affiliate with respect to the Guarantor unless such Person directly owns at more than 21% of the capital stock of the Guarantor as of November 3, 2004. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) or such Person, or (b) to directly or indirectly cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

SECTION 2. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 1 of the Agreement is hereby amended by adding the following new defined term immediately following the defined term Aames Capital:

“Aames Funding” shall mean Aames Funding Corporation and any permitted successors and assigns.

SECTION 3. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 1 of the Agreement is hereby amended by deleting the definition of “Guarantor” and replacing it with the following:

“Guarantor” shall mean Aames Investment Corporation.

SECTION 4. Effective as of October 26, 2004, Section 1 of the Agreement is hereby amended by deleting the definition of Termination Date and replacing it with the following:

“Termination Date” shall mean November 30, 2004, or such earlier date on which this Warehouse Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 5. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 6.02 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.02 Financial Condition. Aames Financial Corporation has heretofore furnished to the Lender a copy of its Annual Report on Form 10-K which includes audited consolidated financial statements at and for the fiscal year ended June 30, 2001 with the opinion thereon of Ernst & Young LLP. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of Aames Financial Corporation and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Aames Financial Corporation has heretofore furnished to the Lender a copy of its Quarterly Report on Form 10-Q which includes unaudited consolidated financial statements at and for the fiscal quarter ended December 31, 2001. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of Aames Financial Corporation and its Subsidiaries and the consolidated results of their operations for the fiscal quarter ended on said date, all in accordance with GAAP applied on a consistent basis.

SECTION 6. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 6.03 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against either Borrower or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the property, business or financial condition, or prospects of such Borrower (except as disclosed in Aames Financial Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001) or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby and there is a reasonable likelihood of a materially adverse effect or decision.

SECTION 7. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Exhibit A to the Agreement is hereby amended to read in its entirety as set forth on Attachment A to this Amendment Number Fourteen.

SECTION 8. Effectiveness of Amendment. This Amendment Number Fourteen shall be effective upon the Lender’s receipt of a new fully executed Note in the form attached hereto on Attachment A.

SECTION 9. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 10. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 11. Representations. The Borrowers hereby represent to the Lender that as of the date hereof, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 12. Governing Law. This Amendment Number Fourteen shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 13. Counterparts. This Amendment Number Fourteen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Fourteen to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By:
Name:	Jon D. Van Deuren
Title:	Senior Vice President, Finance

AAMES FUNDING CORPORATION
(Borrower)

By:
Name:	Jon D. Van Deuren
Title:	Senior Vice President, Finance

AAMES INVESTMENT CORPORATION
(Borrower)

By:
Name:	Jon D. Van Deuren
Title:	Senior Vice President, Finance

GREENWICH CAPITAL FINANCIAL PRODUCTS. INC.
(Lender)

By:
Name:
Title:

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